Exhibit 4.02

citigroup global markets holdings inc.

Issuer

Citigroup Inc.

Guarantor

and

THE BANK OF NEW YORK MELLON

Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of December 18, 2023

Supplemental to Indenture dated as of March 8, 2016

providing for the issuance of

Senior Debt Securities

THIRD SUPPLEMENTAL INDENTURE dated as of December 18, 2023 (this “Third Supplemental Indenture”), among Citigroup Global Markets Holdings Inc., a New York corporation (the “Company”), Citigroup Inc., a corporation organized and existing under the laws of the State of Delaware, as guarantor (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as trustee (the “Trustee”) under the Indenture dated as of March 8, 2016 (as supplemented prior to the date hereof, the “Indenture”).

WHEREAS, pursuant to Section 15.01(a)(iii) of the Indenture, the Company, the Guarantor and the Trustee may enter into a supplemental indenture to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall become effective only when there is no Outstanding Security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

WHEREAS, this Third Supplemental Indenture shall apply only to Securities issued on or after the date hereof and shall not apply to any Security that is Outstanding, or that is part of a series (as defined in Section 6.10 of the Indenture) any Security of which is Outstanding, on the date hereof;

WHEREAS, all acts and requirements necessary to make this Third Supplemental Indenture a legal, valid and binding obligation of each of the Company and the Guarantor have been done;

WHEREAS, each of the Company and the Guarantor desires to enter into this Third Supplemental Indenture and hereby requests that the Trustee enter into the same;

NOW, THEREFORE, the Company, the Guarantor and the Trustee agree as follows:

ARTICLE ONE

Modifications

Section 1.01. Section 16.05 of the Indenture is hereby amended by adding the following at the end of clause (a):

“With respect to any Securities designated as warrants, nothing contained in this Section 16.05(a) shall prohibit the transfer of the Guarantee or any interest or obligation of the Guarantor in or under the Guarantee to another entity as transferee as part of the resolution, restructuring or reorganization of the Guarantor upon or following the Guarantor becoming subject to a receivership, insolvency, liquidation, resolution or similar proceeding.”

Section 1.02. Section 17.12 of the Indenture is hereby amended by adding the following at the end of clause (a):

“Notwithstanding anything to the contrary herein, in the event the Company or the Guarantor becomes subject to a proceeding under the Federal Deposit Insurance Act or Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (each, a “U.S. Special Resolution Regime”), the transfer of any Securities designated as warrants and the related Guarantee (together, the “Relevant Agreements”), and the transfer of any interest and obligation in or under the Relevant Agreements, from the Company or the Guarantor, respectively, will be effective to the same extent as the transfer would be effective under such U.S. Special Resolution Regime if the Relevant Agreements, and any interest and obligation in or under the Relevant Agreements, were governed by the laws of the United States or a state of the United States. In the event the Company or the Guarantor, or any of their affiliates (as such term is defined in, and interpreted in accordance with, 12 U.S.C. 1841(k)), becomes subject to a proceeding under a U.S. Special Resolution Regime, default rights against the Company or the Guarantor with respect to the Relevant Agreements are permitted to be exercised to no greater extent than such default rights could be exercised under such U.S. Special Resolution Regime if the Relevant Agreements were governed by the laws of the United States or a state of the United States. For purposes of this paragraph “default right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.1, as applicable.”

Section 1.03. Section 5.03 of the Indenture is hereby amended by deleting the existing clause (c) in its entirety and replacing it with the following:

“(c) If the Paying Agent shall be other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 5.03 and Section 12.09, that such Paying Agent shall:

(i) hold all sums held by such Paying Agent for the payment of the principal of or interest on the Securities of that series in trust for the benefit of the holders of such Securities; and

(ii) at any time during the continuance of any default by the Company, the Guarantor or any other obligor upon the Securities of that series in the making of any payment of the principal of or interest on the Securities of that series when the same shall have become due and payable, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.”

Section 1.04. Section 5.06 of the Indenture is hereby amended by deleting clause (b) in its entirety.

Section 1.05. Section 10.01 of the Indenture is hereby amended by deleting the existing clause (o) in its entirety and replacing it with the following:

“(o) The Trustee shall not be deemed to have knowledge or notice of any default or event of default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and, if such notice is provided by the Company or the Guarantor, such notice references the Securities and this Indenture.”

ARTICLE TWO

Miscellaneous

Section 2.01. The Trustee accepts the trusts created by this Third Supplemental Indenture upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible or accountable in any manner whatsoever for or in respect of, and makes no representation with respect to, the validity or sufficiency of this Third Supplemental Indenture or the due execution hereof by the Company or the Guarantor and shall not be responsible in any manner whatsoever for or in respect of the correctness of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company and the Guarantor, as applicable.

Section 2.02. Capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings given to such terms in the Indenture.

Section 2.03. Except as hereby expressly modified, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

Section 2.04. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

Section 2.05. This Third Supplemental Indenture shall apply only to Securities issued on or after the date hereof and shall not apply to any Security that is Outstanding, or that is part of a series (as defined in Section 6.10 of the Indenture) any Security of which is Outstanding, on the date hereof.

IN WITNESS WHEREOF, each of CITIGROUP GLOBAL MARKETS HOLDINGS INC., CITIGROUP INC. and THE BANK OF NEW YORK MELLON, as Trustee, has caused this Third Supplemental Indenture to be signed by one of its officers thereunto duly authorized as of December 18, 2023.

CITIGROUP GLOBAL MARKETS HOLDINGS INC.,
as Company

By:	/s/ Alexia Breuvart
	Name:	Alexia Breuvart
	Title:	General Counsel

CITIGROUP INC., as Guarantor

By:	/s/ Elissa Steinberg
	Name:	Elissa Steinberg
	Title:	Assistant Treasurer

IN WITNESS WHEREOF, each of CITIGROUP GLOBAL MARKETS HOLDINGS INC., CITIGROUP INC. and THE BANK OF NEW YORK MELLON, as Trustee, has caused this Third Supplemental Indenture to be signed by one of its officers thereunto duly authorized as of December 18, 2023.

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Stacey B. Poindexter
	Name:	Stacey B. Poindexter
	Title:	Vice President